Exhibit 10.6

SALES PRICE ADJUSTMENT ADDENDUM

This Sales Price Adjustment Addendum (this “Addendum”) is made effective January 1, 2010 (the “Effective Date”), by and among M2 P2, LLC (“M2 P2”), Midwest Finishing, LLC (“Midwest”), TS Finishing, LLC (“TS Finishing”), MGM, LLC (“MGM”) and Hormel Foods Corporation (“HORMEL FOODS”) (collectively the “Parties).

WHEREAS, M2 P2 is a hog producer with hog procurement agreements between one or more of its subsidiaries and HORMEL FOODS;

WHEREAS, the Parties desire to define a price adjustment calculation which will apply to any and all existing hog procurement agreements which M2 P2 or any of its subsidiaries has with HORMEL FOODS;

NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.          DEFINITIONS.

(a)          When used in this Addendum, the following terms shall have the following meanings.

“Aggregate Market Ledger Balance” means the aggregate amount of the then current market ledger balances of the M2 P2 Hog Procurement Agreements, as adjusted from time-to-time pursuant to those agreements.

“Allowed Adjustments” means various adjustments made to GAAP Pre-Tax Income, which are allowed by M2 P2’s Lenders under the various loan agreements M2 P2 has entered with those Lenders.

“Calculated Price Adjustment” means Reportable Pre-Tax Income minus Defined Income Base and that result multiplied by * %. In the event this calculation results in a number that is less than zero, the Calculated Price Adjustment is zero.

“Defined Income Base” means $ * plus the Defined Income Base Ledger Balance reported at the end of the immediately preceding Fiscal Year.

“Defined Income Base Ledger Balance” means the initial amount of $* plus the amount of Defined Income Base Ledger Increases and reduced by applicable Defined Income Base Ledger Decreases. The Defined Income Base Ledger Balance shall in no event be less than * ($*).

“Defined Income Base Ledger Decreases” means, for each Fiscal Year, the amount by which Reportable Pre-Tax Income for such Fiscal Year exceeds $ *.

* Material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

“Defined Income Base Ledger Increases” means, for each Fiscal Year, the amount by which $ * exceeds Reportable Pre-Tax Income for such Fiscal Year.

“Fiscal Year” means M2 P2’s annual accounting year.

“GAAP Pre-Tax Income” means the pre-tax income reflected in M2 P2’s annual audited financial statements which are prepared on a basis materially consistent with GAAP standards and which are certified by M2 P2’s Certified Public Accountants.

“Lenders” means collectively, as of the date of this Addendum, any commercial banks or other sources of funds which have loaned funds to M2 P2 to support its hog production operations.

“M2 P2 Hog Procurement Agreements” means, collectively, the Hog Procurement Agreement dated January 1, 2010 by and between and MGM and HORMEL FOODS, the Hog Procurement Agreement dated January 1, 2010 by and between Midwest and HORMEL FOODS, and the Hog Procurement Agreement dated January 1, 2010 by and between TS Finishing and HORMEL FOODS.

“Non Qualifying Income” means the total of any income and expenses directly attributable to operations not involved in, or supporting, operations which produce products included in the M2 P2 Hog Procurement Agreements. As of the date of this Addendum, and as an example only, this would include income and expense attributable to M2 P2’s joint venture with Ag Feed, Inc., and income and expense attributable to M2 P2’s relationship with Pine Ridge Farms.

“Reportable Pre-Tax Income” means the GAAP Pre-Tax Income earned during the relevant Fiscal Year plus any Allowed Adjustments applicable to that Fiscal Year minus any Non Qualifying Income earned during that Fiscal Year to arrive at the income used by M2 P2, and acceptable to M2 P2’s Lenders, as the basis for calculating and reporting the various ratios as required by M2 P2’s loan covenants.

2.         TERM. This Agreement commenced on the Effective Date and will remain in effect until all M2 P2 Hog Procurement Agreements are terminated, or earlier if terminated by the mutual consent of the Parties.

3.         PAYMENT.

(a)          The Calculated Price Adjustment will be calculated based on M2 P2’s annual audited financial statements and paid to HORMEL FOODS within thirty (30) days of receipt of such statements as follows:

1)          In the event the Calculated Price Adjustment is less than zero, no payment will be made.

2)          In the event the Calculated Price Adjustment is greater than zero, M2 P2 will pay the lesser of the Calculated Price Adjustment or the Aggregate

* Material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

Market Ledger Balance to HORMEL FOODS. Payments made pursuant to this clause shall be applied pro-rata to reduce the market ledger balances of the M2 P2 Hog Procurement Agreements.

3)          M2 P2’s ability to make the payment required by Section 3(a)(2) of this Addendum will be subject to any and all limitations and/or requirements resulting from any and all loan agreements which M2 P2 has in effect with Lenders. In the event that M2 P2 is unable to make this payment to HORMEL FOODS as required herein, M2 P2 will provide notice, prior to the payment due date, of such event to HORMEL FOODS along with a complete explanation and documentation supporting the reason(s) for nonpayment.

4.          OTHER TERMS AND CONDITIONS. This Addendum shall be interpreted and construed as though it as a part of the M2 P2 Hog Procurement Agreements. The terms and conditions of the M2 P2 Hog Procurement Agreements are hereby incorporated by this reference and shall govern this Addendum.

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* Material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their duly authorized representatives this 30th day of July, 2010.

HORMEL FOODS CORPORATION		M2 P2, LLC

By:	/s/ Bruce R. Schweitzer	By:	/s/ Glenn McClelland

Print Name:	Bruce R. Schweitzer	Print Name:	Glenn McClelland

Title:	Vice Pres. Operations, Refrig. Foods	Title:	CEO

Date:	7/30/10	Date:	8/2/10

MIDWEST FINISHING, LLC		MGM, LLC

By:	/s/ Glenn McClelland	By:	/s/ Glenn McClelland

Print Name:	Glenn McClelland	Print Name:	Glenn McClelland

Title:	CEO M2 2, LLC Mgr.	Title:	CEO M2 P2, LLC Mgr.

Date:	8/2/10	Date:	8/2/10

TS FINISHING, LLC

By:	Glenn McClelland

Print Name:	Glenn McClelland

Title:	CEO, M2 P2, LLC Mgr.

Date:	8/2/10

* Material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.